EXHIBIT 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”), dated as of December 28, 2023, is entered into by and among China Liberal Education Holdings Limited, a company organized under the laws of the Cayman Islands (“China Liberal”), Wanwang Investment Limited, a company organized under the laws of the British Virgin Islands (“Wanwang”) and XIAOSHI HUANG, a Hong Kong Special Administrative Region citizen residing in the PRC (“Huang”). Each of the parties named above may be referred to hereinafter as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Stock Purchase Agreement and Amendment No. 1 dated as of February 1, 2022 and February 16, 2022 respectively (collectively as the “Original SPA”), whereby China Liberal purchased all shares of Wanwang from Huang and another minority shareholder, in consideration of an aggregate purchase price of US$60,000,000 pursuant to the Original SPA (the “Purchase Price”);

WHEREAS, China Liberal closed the transactions contemplated by the Original SPA and acquired all shares in Wanwang, in exchange for a closing consideration of US$40,000,000 in September 2022;

WHEREAS, Wanwang and its subsidiaries hold rights and interests in Fuzhou Melbourne Polytechnic (“FMP”) and Strait College of Minjiang University (“Strait College”) through cooperation agreements with Minjiang University;

WHEREAS, due to unsatisfactory performance of Wanwang in 2022 academic year and the allocation of rights and interests of Strait College with Minjiang University, the Parties agree that China Liberal will transfer all shares in Wanwang (the “Wanwang Shares”) to Huang, subject to the terms and conditions set forth herein. Huang shall return to China Liberal the entire Closing consideration, and also release China Liberal from any and all claims, obligations and liabilities relating to the Second Payment and the Third Payment (as defined in the Original SPA).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

The parties, intending to be legally bound, agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

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“Affiliate” means, with respect to any Person (i) a director, officer, stockholder or member of that Person, (ii) a spouse, parent, sibling or descendant of that Person (or spouse, parent, sibling or descendant of any director or officer of that Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person.

“Damages” means any losses, costs, damages, liabilities or expenses actually incurred, including, without limitation, reasonable attorneys’ fees or other legal expenses or expert fees.

“Governmental Entity” means any federal, state, municipal, local, or foreign government and any court, self-regulated organization, tribunal, arbitral body, administrative agency, department, board, subdivision, entity, commission or other governmental, quasi-governmental or regulatory authority, reporting agency, whether domestic, foreign or super-national.

“Indemnifying Party” means either Huang or China Liberal when indemnification is sought from such Party pursuant to Section 6.2, and “Indemnified Party” means Huang, China Liberal or any Related Party of Huang or China Liberal when such Person is seeking indemnification from an Indemnifying Party pursuant to Section 6.2.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity.

“PRC” means the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Related Party” means with respect to a Person, any or its Affiliates, or any of its or its Affiliate’s shareholders, directors, officers, managers, members, partners, trustees, employees, contractors, subcontractors, attorneys, intermediaries, brokers or other agents, or representatives or any heir, personal representative, successor, or assign of any of the foregoing.

SECTION 2. TRANSFER

Section 2.1 Transfer. Subject to the terms and conditions set forth herein, at the Closing, China Liberal shall transfer, assign and deliver to Huang, and Huang shall receive and accept from China Liberal, all right, title and interest in and to the Wanwang Shares (the “Transfer”).

Section 2.2 Payment of Consideration.

(a) By the Closing Date, cash in amount of US$ 40,000,000 shall be delivered to China Liberal’s Bank Account (the “Consideration”);

(b) The Consideration shall be made no later than June 30, 2024.

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Section 2.3 Huang’s Release. Upon the Closing, Huang shall, on behalf of himself and all of his Related Parties, unconditionally and irrevocably release and discharge China Liberal and all of its Related Parties from any and all claims, debts, obligations and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, in each case arising from or in connection with the Second Payment and the Third Payment under the Original SPA. None of China Liberal, nor any of its Related Parties will have any debt, obligation or liability to Huang in connection with or resulting from the Second Payment and the Third Payment under the Original SPA.

Section 2.4 Base Date of Accounting. Base date of accounting date shall be set on August 31, 2023. The profit or loss up to August 31, 2023 was belong to China Liberal. From September 1, 2023 onwards, profit or loss in the Income Statement is belong to Huang.

SECTION 3. CLOSING

Section 3.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such place and on such date as the Parties shall mutually agree (the “Closing Date”), which is no later than two business days after the date that all closing conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived, or remotely by exchange of documents and signatures (or their electronic counterparts).

Section 3.2 China Liberal’s Closing Deliverables. At the Closing, China Liberal shall deliver to Huang the following:

(a) All agreements, documents, instruments or certificates necessary for changing the official records of all relevant Governmental Bodies with appropriate jurisdiction, to reflect that Huang owns, beneficially and on the record, the Wanwang Shares and its subsidiaries;

(b) The Wanwang Shares;

(c) A copy of resolutions of the board of directors of China Liberal authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

(d) All other agreements, documents, instruments or certificates required to be delivered by China Liberal pursuant to Section 7.1, at or prior to the Closing.

Section 3.3 Huang’s Deliverables. At the Closing, Huang shall deliver the Consideration to China Liberal.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF CHINA LIBERAL

Section 4.1 China Liberal hereby represents and warrants to Huang that the statements contained in this SECTION 4 are true and correct as of the date hereof and the Closing Date:

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(a) Authority; Binding Obligation. China Liberal (i) has the requisite power and authority to enter into and perform its obligations under this Agreement; (ii) has taken all action necessary to authorize its entry into and performance of its obligations under this Agreement; and (iii) has caused its authorized signatory to affix her signature to the signature page of this Agreement. This Agreement constitutes a legal, valid and binding obligation of China Liberal enforceable against China Liberal in accordance with its terms.

(b) No Conflicts; No Consents. The execution, delivery and performance by China Liberal of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of any law applicable to China Liberal; or (ii) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which China Liberal is a party. No consent, approval, authorization, permit, order, filing, registration or qualification of or with other third party is required to be obtained by China Liberal in connection with the execution and delivery of this Agreement or consummation of the transactions contemplated herein.

(c) Title to Wanwang Shares. China Liberal is the sole beneficial owner of the Wanwang Shares, and China Liberal’s CEO is the sole director of Wanwang, and Huang will receive good and marketable title to the Wanwang Shares as a consequence of the transactions contemplated hereby.

(d) No Brokers. China Liberal has not employed or retained, or has any liability to, any intermediary, broker, investment banker, agent or finder on account of this Agreement or the transactions contemplated hereby.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF HUANG

Section 5.1 Huang represents and warrants to China Liberal that the statements contained in this Section 5 are true and correct as of the date hereof and the Closing Date.

(a) No Conflicts; Consents. The execution, delivery and performance by Huang of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of any law applicable to Huang; or (ii) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Huang is a party. No consent, approval, authorization, permit, order, filing, registration or qualification of or with other third party is required to be obtained by Huang in connection with the execution and delivery of this Agreement or consummation of the transactions contemplated herein.

(b) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Huang.

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(c) Legal Proceedings. There are no actions pending or threatened against or by Huang that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(d) Independent Investigation. Huang has conducted his own independent investigation, review and analysis of Wanwang, and acknowledges that he has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Wanwang for such purpose. Huang acknowledges and agrees that: (i) in making his decision to enter into this Agreement and to consummate the transactions contemplated hereby, Huang has relied solely upon his own investigation; and (ii) none of China Liberal or any other Person has made any representation or warranty as to Wanwang or this Agreement, except as expressly set forth herein.

SECTION 6. COVENANTS

Section 6.1 Survival of Claims. The representations, warranties and covenants of Huang shall survive the closing of the transactions contemplated in this Agreement.

Section 6.2 Indemnification. Upon the Closing, each of China Liberal, on one hand, and Huang, on the other hand, hereby agrees to indemnify, hold harmless and defend the other, and the other’s Related Parties from and against any and all Damages arising out of: (a) any breach in any representation or warranty made by the Indemnifying Party in this Agreement, or (b) any breach or failure of the Indemnifying Party to perform any covenant or obligation of the Indemnifying Party set out in this Agreement.

SECTION 7. CLOSING CONDITIONS

Section 7.1 Conditions to Obligations of Huang

The obligations of Huang under this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived (to the extent those conditions can be waived) by Huang:

(a) Accuracy of Representations and Warranties. All representations and warranties made by China Liberal in this Agreement shall be true and correct.

(b) Performance of Obligations. All of the covenants and obligations that China Liberal is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to Section 3.2 will have been delivered, and each of the other covenants and obligations in Section 6 shall have been performed and complied with in all respects.

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(c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by China Liberal and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by China Liberal, and China Liberal shall have full power and authority or capacity to enter into this Agreement to which China Liberal is a party and to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

(d) Consents and Approvals. China Liberal shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by China Liberal of this Agreement, and the consummation of the transactions contemplated hereby, each in form and substance reasonably satisfactory to Huang. China Liberal shall have received the consent, approval, authorization, permit, order, filing, registration or qualification of or with the relavant Governmental Entities with competent jurisdictions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(e) Actions and Proceedings. No proceeding shall be pending or threatened before any Governmental Entity that may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement, and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement that shall not be stayed or dissolved at the time of the Closing.

(f) No Claim Regarding the Wanwang Shares. There shall not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any other voting, equity, or ownership interest in the Wanwang Shares, or (ii) is entitled to all or any portion of the Wanwang Shares.

Section 7.2 Conditions to Obligations of China Liberal

The obligations of China Liberal under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived (to the extent those conditions can be waived) by China Liberal.

(a) Accuracy of Representations and Warranties. All representations and warranties made by Huang in this Agreement shall be true and correct.

(b) Performance of Obligations. All of the covenants and obligations that Huang is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects. The Consideration shall have been delivered, and each of the other covenants and obligations in Section 6 shall have been performed and complied with in all respects.

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(c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by Huang and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Huang, and Huang shall have the power to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

(d) Consents and Approvals. Huang shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by Huang of this Agreement, and the consummation of the transactions contemplated hereby, each in form and substance reasonably satisfactory to China Liberal. Huang shall have received the consent, approval, authorization, permit, order, filing, registration or qualification of or with the Governmental Entities with competent jurisdictions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(e) Actions and Proceedings. No proceeding shall be pending or threatened before any Governmental Entity that may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement, and no court of competent jurisdiction shall have issued an injunction with respect to the consummation of the transactions contemplated by this Agreement that shall not be stayed or dissolved at the time of the Closing.

SECTION 8. MISCELLANEOUS

Section 8.1 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to China Liberal or to Wanwang prior to Closing:

Name:	China Liberal Education Holdings Limited
Address:	7 Floor, Building 5, No. Zhenxing Road, Changping District, Beijing, P.R.C.
Attention:	Ms. Ngai Ngai Lam
Telephone:
Email:

If to Huang or to Wanwang following the Closing:

Name:	Wan Wang Investment Limited
Address:	1A-201, FMP, 9 Lian Rong Road, Minhou County, Fuzhou, Fujian Province,P.R.C
Attention:	Mr. Xiaoshi Huang
Telephone:
Email:

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Section 8.2 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.3 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the statements in the body of this Agreement will control.

Section 8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.6 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.7 Governing Law; Consent to Jurisdiction.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the laws of the People’s Republic of China, without giving effect to any laws, rules or provisions of the People’s Republic of China that would cause the application of the laws rules or provisions of any jurisdiction other than the People’s Republic of China.

(b) Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

Section 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.9 Representation by Counsel. Each Party has been represented or has had the opportunity to be represented by legal counsel of their own choice.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

By:	/s/ Ngai Ngai Lam
Name:	Ngai Ngai Lam
Title:	CEO

XIAOSHI HUANG

By:	/s/ Xiaoshi Huang
Name:	Xiaoshi Huang
Address:	1A-201, FMP, 9 Lian Rong Road, Minhou County, Fuzhou, Fujian Province,P.R.C

WAN WANG INVESTMENT LIMITED

By:	/s/ Ngai Ngai Lam
Name:	Ngai Ngai Lam
Title:	Sole Director

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